Exhibit 10.1

APOGEE ENTERPRISES, INC.

2002 Omnibus Stock Incentive Plan

Non-Employee Director Stock Option Agreement

THIS AGREEMENT, made this xxth day of <<Month>> 200x, by and between Apogee Enterprises, Inc., a Minnesota corporation (the “Company”), and «FirstName» «LastName» (“Participant”).

WHEREAS, the Company desires and has taken all necessary action to grant this non-qualified stock option to Participant under its 2002 Omnibus Stock Incentive Plan (the “Plan”), subject to the terms and conditions of this Agreement; and

WHEREAS, Participant desires to accept such grant.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained in this Agreement, the parties agree as follows:

SECTION 1

Grant of Option

The Company hereby grants to Participant, on the date set forth above, the right and option (the “Option”) to purchase all or any part of an aggregate of <<shares>> shares of Common Stock, par value $.33 1/3 per share, of the Company (the “Common Stock”) at the price of $xx.xx per share (the “Option Price”) on the terms and conditions set forth in this Agreement and in the Plan. This Option is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

SECTION 2

Duration and Exercisability

2.1 When Option Exercisable. Except as otherwise set forth in this Section 2, the Option may not be exercised by Participant until the expiration of six months from the date hereof and shall terminate ten years from the date hereof, or such earlier date as is prescribed herein.

2.2 Death. If Participant shall die and Participant shall not have fully exercised the Option, the Option may be exercised at any time within one year after the Participant’s death by the executors or administrators of the Participant’s estate or by any person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of shares Participant was entitled to purchase under the Option on the date of death and subject to the condition that no Option shall be exercisable after the expiration of its term.

2.3 Change in Control.

(a) Notwithstanding any installment or delayed exercise provision contained in this Agreement that would result in the Option becoming exercisable in full or in part at a later date, in the event that there is a Change in Control (as defined below in Section 2.3(b)) and the agreement governing such Change in Control transaction does not provide for the automatic acceleration of the exercisability of the Option, then the Option shall become fully vested on the effective date of such Change in Control transaction and the Participant shall have the immediate and continuing right to exercise the Option until this Agreement shall terminate by its own terms.

(b) For purposes of this Section 2.3, the following terms shall have the following meanings:

(i) A “Change in Control” shall mean:

(A) a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or successor provision thereto, whether or not the Company is then subject to such reporting requirement including, without limitation, any of the following events:

(I) the consummation of any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Common Stock would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of the Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; or

(II) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company;

(B) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities;

(C) the Continuing Directors (as defined in Section 2.3(b)(ii) hereof) cease to constitute a majority of the Company’s Board of Directors; or

(D) the majority of the Continuing Directors determine in their sole and absolute discretion that there has been a change in control of the Company.

(ii) “Continuing Director” shall mean any person who is a member of the Board of Directors of the Company, who is not an Acquiring Person (as hereinafter defined) or an Affiliate or Associate (as hereinafter defined) of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who (a) was a member of the Board of Directors on the date of this Agreement as first written above or (b) subsequently becomes a member of the Board of Directors, if such person’s initial nomination for election or initial election to the Board of Directors is recommended or approved by a majority of the Continuing Directors. For purposes of this Section 2.3(b)(ii): “Acquiring Person” shall mean any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Affiliates and Associates of such person, is the Beneficial Owner of 10% or more of the shares of Common Stock of the Company then outstanding, but shall not include the Company, any subsidiary of the Company or any executive benefit plan of the Company or of any subsidiary of the Company or any entity holding shares of Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan; and “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

2.4 Non-Transferability. During the lifetime of Participant, the Option shall be exercisable only by Participant or, if permissible under applicable law, by Participant’s guardian or legal representative, and shall not be assignable or transferable by Participant, other than by will or the laws of descent and distribution.

SECTION 3

Manner of Exercise

3.1 Notice. Subject to Section 2 hereof, the Option can be exercised in whole or in part from time to time by delivering within the Option period written notice to the Company at its principal office. The notice shall state the number of shares as to which the Option is being exercised and be accompanied by payment in full of the Option Price for all shares designated in the notice.

3.2 Manner of Payment. Participant may pay the Option Price in cash, by check (bank check, certified check or personal check) or money order, or (a) by delivering to the Company for cancellation Common Stock with a fair market value as of the date of exercise equal to the Option Price or the portion thereof being paid by tendering such shares, or (b) by delivering to the Company a combination of cash and Common Stock with an aggregate fair market value and a principal amount equal to the Option Price. For these purposes, if the Common Stock is then quoted on the Nasdaq National Market System, the fair market value of the Common Stock shall be the average of the high and low sale price on the immediately preceding business day, and if the Common Stock is not then quoted on the Nasdaq National Market System, the fair market value shall be as reasonably determined by the Company.

SECTION 4

Miscellaneous

4.1 Subject to Plan Terms. This Option is issued under Apogee Enterprises, Inc. 2002 Omnibus Stock Incentive Plan and is subject to its terms. A copy of the Plan is attached hereto as Exhibit A.

4.2 Compliance with Securities Laws. The exercise of all or any part of the Option shall only be effective at such time that the sale of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws.

4.3 Dilution or Other Adjustments. If there shall be any change in the Common Stock as a result of any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company or other similar corporate transaction or event that affects the shares of Common Stock, and all or any portion of the Option shall then be unexercised and not yet expired, then appropriate adjustments in the outstanding Option shall be made by the Company, in order to prevent dilution or enlargement of Option rights. Such adjustments shall include, where appropriate, changes in the number of shares of Common Stock and the price per share subject to the outstanding Option.

4.4 Availability of Shares. The Company shall at all times during the term of the Option reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

APOGEE ENTERPRISES, INC.

By
Its Chairman of the Board of Directors

Participant

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